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                            State of Delaware
                     Office of the Secretary of State    PAGE 1
                     --------------------------------


     I, HARRIET SMITH WINSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "QINNET.COM, INC.", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF AUGUST, A.D. 2001, AT 4:02 O'CLOCK P.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


                                                /S/ Harriet Smith Windsor
                                                -------------------------
                                                Harriet Smith Windsor,
                                                Secretary of State

2197882  8100                                    AUTHENTICATION:  1294808

010398816                                                  DATE:  08-14-01


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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:02 PM 08/13/2001
010398816-2197882

                          AMENDED AND RESTATED

                      CERTIFICATE OF INCORPORATION

                                   OF

                           qinnet.com, Inc.

(Originally incorporated as Specialists Inc. in Delaware on May 31, 1989)

     The undersigned, as President and a director of Qinnet.com, Inc. (the "Corporation"), does hereby certify that this Restated Certificate of Incorporation, which restates and integrates and further amends the certificate of incorporation of the Corporation, as previously amended, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware:

     The Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety as follows:

                            ARTICLE I.  NAME

     The name of the Corporation is Q-Net Technologies, Inc.


            ARTICLE II.  REGISTERED OFFICE AND REGISTERED AGENT

     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                          ARTICLE III.  PURPOSE

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                       ARTICLE IV.  CAPITAL STOCK

     The aggregate number of shares that the Corporation will have authority to issue is Two Hundred Million (200,000,000), of which One Hundred Million (100,000,000) shares will be common stock, with a par value of $0.00001 per share, and One Hundred Million (100,000,000) shares will be preferred stock, with a par value of $0.00001 per share.

     The Board of Directors is authorized, subject to limitations prescribed in this Article IV, to provide for the issuance of the shares of Preferred Stock in series, and by

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filing a certificate pursuant to the applicable law of the State of
Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board with respect to each series will include, but not be limited to, the following:

     (1) The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

     (2) The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

     (3) Whether that series will have voting rights, in addition to the voting rights required by law, and, if so, the terms of such voting rights;

     (4) Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events (if any) as the Board of Directors determines;

     (5) Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

     (6) Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

     (7) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

     (8) Any other relative rights, powers, preferences and limitations of that series.

                          ARTICLE V.  BY-LAWS

     The Board of Directors is authorized to adopt, amend or repeal by-laws of the Corporation, provided that the power of the Board of Directors to adopt, amend and repeal by-laws of the Corporation shall not limit the power of the stockholders to adopt, amend or repeal by-laws.

                         ARTICLE VI.  DURATION

     The period of duration of the Corporation is perpetual.

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                  ARTICLE VII.  ELECTION OF DIRECTORS

     Elections of directors of the Corporation need not be by written ballot unless the By-Laws of the Corporation so provide.

                ARTICLE VIII.  MEETINGS OF SHAREHOLDERS

     Meetings of shareholders of the Corporation may be held within or without the State of Delaware, as the By-Laws of the Corporation may provide.

                        ARTICLE IX.  AMENDMENTS

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the Delaware statutes, and all rights conferred upon shareholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed and attested by the undersigned, its President and a Director, this 10th day of August, 2001.


                                            qinnet.com, Inc.


                                            By:  /s/ Weiguo Lang
                                                ----------------------
                                                Weiguo Lang
                                                Director and President

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